Exhibit 5.1

July 23, 2021

Neo Technology Acquisition Corporation

800 3rd Avenue, Suite 2800,

New York, NY 10022

Re:	Registration Statement of Neo Technology Acquisition Corporation

Ladies and Gentlemen:

We have acted as counsel to Neo Technology Acquisition Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, covering up to 4,600,000 units of the Company, including the underwriters’ over-allotment option (collectively the “Units”), with each Unit consisting of one share (the “Public Shares”) of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) and one right (the “Public Rights”), each Right to receive one-tenth (1/10) of one share (each whole share a “Rights Share”) of Class A Common Stock of the Company upon the consummation of an initial business combination. The Units, Public Shares, Rights, and Rights Shares are referred to herein collectively as the “Securities”. The Public Rights will be issued and sold pursuant to the terms of the Rights Agreement, filed as an exhibit to the Registration Statement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing,

1. Units. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the offering is completed as contemplated by the Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Rights Agreement; and (e) with respect to the shares of Class A Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Class A Common Stock, future issuances of securities, including the shares of Class A Common Stock, of the Company and/or adjustments to outstanding securities, including the Public Rights underlying the Units, of the Company may cause the number of shares of Class A Common Stock underlying the Units, including the shares of Class A Common Stock issuable upon exercise of the Public Rights underlying the Units, to exceed the number that remain authorized but unissued.

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2. Public Shares. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Public Shares will be validly issued, fully paid and non-assessable.

3. Public Rights. When the Registration Statement becomes effective under the Act and when the Rights underlying the Units are issued, (i) the Public Rights have been duly authorized by the Company and, provided that the Public Rights have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Public Rights, when issued and sold in the manner contemplated by the Registration Statement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the Rights Shares underlying the Public Rights have been duly authorized and, when issued and delivered by the Company in accordance with the terms therein and the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Rights Agreement; and (e) with respect to Rights Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Class A Common Stock, future issuances of securities, including the shares of Class A Common Stock, of the Company and/or adjustments to outstanding securities, including the Public Rights, of the Company may cause the Public Rights to be convertible for more shares of Class A Common Stock than the number that remain authorized but unissued.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Units and the Public Rights constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

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Very truly yours,

/s/ Hunter Taubman Fischer & Li LLC
Hunter Taubman Fischer & Li LLC

www.htflawyers.com | info@htflawyers.com

800 Third Avenue, Suite 2800 - New York, NY 10022 | Office: (212) 530-2210 | Fax: (212) 202-6380

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